Press Release

Legend Media, Inc. Announces Closing of Acquisition
Friday May 30, 8:00 am ET

BEIJING, May 30, 2008 (PRIME NEWSWIRE) -- Legend Media, Inc. (OTC BB: LEGE.OB - News), a rapidly growing advertising business focused on the Chinese radio market, today announced the closing of an acquisition of a China-based company that has rights to radio advertising in Tianjin, China, a city of over 10 million residents and one of China's four municipalities with provincial-level status.

"We are pleased to announce the closing of this acquisition, which provides us with radio advertising rights in a strategically important region of China, bringing us closer to our goal of becoming the dominant radio advertising business in China,'' said Jeffrey Dash, CEO of Legend Media.

For additional information on the terms of the acquisition, please see Legend Media's Current Report on Form 8-K filed on May 12, 2008 with the SEC.

About Legend Media, Inc.

Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited (``Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements,'' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Since the forward-looking statements relate to future developments, results, or events, these statements are highly speculative and involve risks, uncertainties, and assumptions that are difficult to assess and may not be accurate. Such risks include, but are not limited to, the risks that the China-based company will not enter into an acceptable agreement pursuant to which it is granted the exclusive right to market and sell all broadcast advertising for the radio station located in Tianjin, China for a period of two years, or that the Company and the operating company will not enter into certain acceptable control agreements described in the Company's Current Report on Form 8-K filed on May 12, 2008 with the SEC. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as may be required by law. Although the Company believes that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

Contact:

Legend Media, Inc.
Jeffrey Dash
(310) 933-6050
j.dash@legend-media.com

Source: Legend Media Inc.